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                                                                     Exhibit 3.3

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/29/2000
                                                          001334224 - 3254385

                          CERTIFICATE OF INCORPORATION
                                       OF
                        HOMESIDE GLOBAL MBS MANAGER, INC.

      FIRST: The name of the Corporation is HomeSide Global MBS Manager, Inc.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such registered office is the Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and in general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

      FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value.

      FIFTH: The name and address of the incorporator are as follows:

            Name: Robert J. Jacobs

            Mailing Address: 7301 Baymeadows Way
                             Jacksonville, FL 32256

      SIXTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      The undersigned Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does hereby certify that the facts herein stated are true. I have accordingly hereunto set my hand this 29th day of June, 2000.

                                        By:        /s/ Robert J. Jacobs
                                            ------------------------------------
                                                       Incorporator

                                        Name: Robert J. Jacobs